UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2006
PROLOGIS

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-12846 (Commission File Number)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, including Area Code): (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Amendment to Sales Agreement
Opinion and Consent of Mayer, Brown, Rowe & Maw LLP

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
          ProLogis had entered into a Sales Agreement, dated July 23, 2004 (the “Sales Agreement”), with Cantor Fitzgerald & Co. (“CF&Co.”) for the purposes of selling common shares in at-the-market offerings from time to time. The Sales Agreement initially provided ProLogis with the ability to offer up to 7,400,000 common shares. On March 22, 2005, ProLogis filed a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Agreement. On March 31, 2006, ProLogis and CF&Co. entered into Amendment No. 1 to the Sales Agreement (the “Amendment”) for the purpose of updating the Sales Agreement to reflect the filing of the Registration Statement and other matters. At the time of the execution of the Amendment, there were 5,744,200 common shares remained available for issuance under the Sales Agreement. Additionally, ProLogis filed a prospectus supplement, dated March 31, 2006, to the prospectus contained in the Registration Statement which reflects the remaining 5,744,200 common shares which may be issued from time to time pursuant to the Agreement. The Amendment has been filed as Exhibit 1.1 to this report and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
          (a) Financial Statements of Business Acquired
               None.
          (b) Pro Forma Financial Statements
               None
          (c) Exhibits

Exhibit 1.1	Amendment No. 1 to Sales Agreement, dated as March 31, 2006.
Exhibit 5.1	Opinion of Mayer, Brown, Rowe & Maw LLP.
Exhibit 23	Consent of Mayer, Brown, Rowe & Maw LLP (contained in Exhibit 5.1 hereto).

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SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: April 6, 2006	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	Managing Director, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit 1.1	Amendment No. 1 to Sales Agreement, dated as March 31, 2006.
Exhibit 5.1	Opinion of Mayer, Brown, Rowe & Maw LLP.
Exhibit 23	Consent of Mayer, Brown, Rowe & Maw LLP (contained in Exhibit 5.1 hereto).

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